UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

February 2, 2026

Lumen Technologies, Inc.

(Exact name of Registrant as Specified in Its Charter)

Louisiana	001-7784	72-0651161
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 CenturyLink Drive
Monroe, Louisiana	71203
(Address of principal executive offices)	(Zip Code)

(318) 388-9000

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, no par value per share	LUMN	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 2, 2026 (the “Closing Date”), Lumen Technologies, Inc. (“Lumen” or the “Company”) and certain of its indirect wholly owned subsidiaries (collectively, the “Sellers”) completed the previously announced sale of Lumen’s Mass Markets fiber-to-the-home business in Arizona, Colorado, Florida, Idaho, Iowa, Minnesota, Nebraska, Nevada, Oregon, Utah and Washington (the “Business” and the sale of the Business, the “Transaction”) following a series of pre-closing and closing transactions pursuant to the Purchase Agreement (the “Agreement”), dated May 21, 2025, with Forged Fiber 37, LLC (the “Purchaser”), an indirect wholly owned subsidiary of AT&T Inc. (“AT&T”), and AT&T DW Holdings, Inc., an indirect wholly owned subsidiary of AT&T. On the Closing Date, the Sellers received cash consideration of $5.75 billion, subject to adjustments for working capital and other negotiated purchase price adjustments specified in the Agreement.

The foregoing description of the Agreement and the sale of the Business does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Agreement, a copy of which was filed as Exhibit 2.1 the Company’s Current Report on Form 8-K dated May 21, 2025 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On February 2, 2026, the Company issued a press release announcing the closing of the Transaction. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) is being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. Such information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof, unless expressly incorporated by specific reference in such a filing.

Item 8.01	Other Events.

On and after the Closing Date, the Company plans to apply approximately $4.8 billion of the proceeds from the Transaction and cash on hand to (a) redeem all of the outstanding aggregate principal amount of each of its 10.000% secured notes due 2032, its 4.125% super-priority senior secured notes due 2030 and its 4.125% super-priority senior secured notes due 2029 at the applicable redemption price as provided for in the respective indenture and pay all accrued and unpaid interest thereon, in each case in full satisfaction and discharge of its obligations thereunder, (b) repay all outstanding term loans due under its Superpriority Revolving/Term Loan A Credit Agreement and (c) repay all of the outstanding amounts due under its Superpriority Term B Credit Agreement in full satisfaction and discharge of its obligations thereunder.

Forward-Looking Statement

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including statements regarding management’s expectations with respect to the uses of proceeds from the sale of the Mass Markets fiber-to-the-home business in 11 states as well as statements identified by words such as “estimates,” “expects,” “anticipates,” “believes,” “plans,” “intends,” “will,” and similar expressions. These forward-looking statements are not promises nor guarantees of future results, are based on our current expectations only and are subject to various risks and uncertainties, including those described in our most recent

Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as updated in our other filings with the U.S. Securities and Exchange Commission from time to time. Actual results may differ materially from those anticipated by us in these statements due to several factors, including those referenced in our filings with the U.S. Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

Within four business days of the Closing Date, the Company intends to file the pro forma financial information required by this Item 9.01(b) by amendment to this Current Report on Form 8-K.

(d) Exhibits:

Exhibit No.	Description

2.1*	Purchase Agreement, dated as of May 21, 2025, by and among Lumen Technologies, Inc., the Sellers named therein, Forged Fiber 37, LLC, and, solely for purposes of Section 11.16 thereof, AT&T DW Holdings, Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, dated May 21, 2025).

99.1	Press Release, dated February 2, 2026.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and other attachments have been omitted from this filing and will be furnished to the Securities and Exchange Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Lumen Technologies, Inc. has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned officer hereunto duly authorized.

LUMEN TECHNOLOGIES, INC.

Dated: February 2, 2026	By:	/s/ Chris Stansbury
Chris Stansbury
Executive Vice President and Chief Financial Officer